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                                                                    EXHIBIT 23.1




                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Southwest Bancorporation of Texas, Inc. on Form S-8 of our reports, dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiary as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.




                                       PricewaterhouseCoopers LLP


Houston, Texas
April 13, 1999